                             ARTICLES OF CORRECTION
                                       OF
                            PACE TOURING CORPORATION


      The undersigned submits these Articles pursuant to Texas Civil Statutes
Article 1302-7.01 to correct a document which contains an inaccurate or erroneous statement.

                                   ARTICLE ONE

      The name of the entity is PACE Touring Corporation.

                                   ARTICLE TWO

      The document to be corrected is the Articles of Amendment which was filed in the Office of the Secretary of State on March 4, 1996.

                                  ARTICLE THREE

      The inaccuracy, error or defect to be corrected is the last word in the entity's name should have been ", Inc." and not "Corporation." The name of the corporation is "PACE Touring, Inc." as opposed to "PACE Touring Corporation" as it appeared in Article II of the Articles of Amendment.

                                  ARTICLE FOUR

      As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

                  "The name of the corporation is PACE Touring, Inc."


                               /s/Jeffry B. Lewis
                               -------------------------------
                               JEFFRY B. LEWIS, SECRETARY
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                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                          INNOVATIVE MEDIA CORPORATION

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Articles of Incorporation:

                                    ARTICLE I

      The name of the corporation is INNOVATIVE MEDIA CORPORATION.

                                   ARTICLE II

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on February 23, 1996:

            Article One of the Articles of Incorporation of the Corporation be and hereby is amended to read in its entirety as follows:

                  "The name of the corporation is PACE Touring Corporation."

                                   ARTICLE III

      The number of shares outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

                                   ARTICLE IV

      The holders of all of the shares outstanding entitled to vote on such amendment have signed a consent in writing adopting said amendment.

      Dated February 23, 1996.
                                             INNOVATIVE MEDIA CORPORATION


                                             By: /s/ Jeffry B. Lewis
                                                 -------------------------
                                                     JEFFRY B. LEWIS,
                                                     SECRETARY

                            ARTICLES OF INCORPORATION

                                       OF

                          INNOVATIVE MEDIA CORPORATION

      I, the undersigned natural person, over the age of eighteen (18) years and a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopt the following Articles of Incorporation for such corporation.


                                  ARTICLE ONE.

      The name of the corporation is INNOVATIVE MEDIA CORPORATION.


                                 ARTICLE TWO.

      The corporation shall have a perpetual existence.


                                 ARTICLE THREE.

      The purposes for which the corporation is organized are the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR.

      The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of the par value of $0.01 each.


                                  ARTICLE FIVE.

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.


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                                  ARTICLE SIX.

      The corporation may acquire its own shares and may reissue such shares as provided by law.


                                 ARTICLE SEVEN.

      The address of its initial registered office is 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027 and the name of its initial registered agent at such address is Jeffry B. Lewis.


                                 ARTICLE EIGHT.

      The number of Directors shall be fixed by the bylaws of the corporation, and until changed by the bylaws, the number of directors constituting the Board of Directors is one and the name and address of the person who is to serve as the initial Director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

                                   Allen J. Becker
                                   515 Post Oak Boulevard, Suite 300
                                   Houston, Texas 77027


                                  ARTICLE NINE.

      The corporation may enter into contracts or transact business with one or more of its directors or officers, or with any corporation, firm or association in which any of its directors or officers are stockholders, directors, officers, members, employees or otherwise interested; and no such contract or other transaction shall be void or voidable or otherwise affected by reason of such directorship or office in the corporation or such interest in such other firm, corporation or association, notwithstanding that a director or directors having such interest are present and counted in determining the existence of a quorum at a meeting of the Board of Directors of the corporation, and notwithstanding that the vote of such director or directors shall have been necessary to authorize, approve, ratify, or otherwise obligate the corporation upon such contract or transaction, provided that the fact of such interest shall be disclosed or otherwise known to the Board of Directors, or a majority thereof at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction; nor shall any director or officer be liable to account to the corporation for any profits realized by or from or through any such transaction or contract of the corporation by reason of such directorship, office or interest, except as otherwise provided in the bylaws of the corporation.


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

                                  ARTICLE TEN.

      The name and address of the incorporator is:

                         Michael F. Rogers
                         333 Clay Ave., Suite 800
                         Houston, Texas  77002


                                 ARTICLE ELEVEN.

      The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.


                                 ARTICLE TWELVE.

      To the fullest extent permitted by applicable law, no director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director. To the fullest extent permitted by applicable law, the corporation shall indemnify and advance expenses, prior to the final disposition of the proceeding, to a director, and may, upon the determination of the Board of Directors, indemnify and advance expenses, prior to the final disposition of the proceeding, to an officer, employee, agent or person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, who was, is or is threatened to be made a defendant or respondent in any proceeding.


                                ARTICLE THIRTEEN.

      The right of cumulative voting of shares is hereby expressly prohibited.


                                ARTICLE FOURTEEN.

      No shareholder of the corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right, option or warrant to subscribe to or acquire shares, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the corporation.


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      IN WITNESS WHEREOF, I have. signed this instrument on this 17th day of
June, 1993.


                                   Incorporator:


                                   /s/ Michael F. Rogers
                                   --------------------------------------
                                   Michael F. Rogers


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